UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 23, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On November 23, 2016, Bojangles’, Inc. (the “Company”) was notified that Robert Alderson, a member of the Company’s board of directors (the “Board”) passed away. “Robert was a remarkable and valuable member of our board of directors and has made tremendous contributions to our company since first joining our Board in April 2015. On behalf of the Company and the entire Board, we would like to express our deepest condolences to Robert’s family,” said Clifton Rutledge, the Company’s President and CEO.

Mr. Alderson was also a member of the Audit Committee of the Board (the “Audit Committee”) and as a result of his passing, the Company will not be in compliance with Rule 5605(c)(2)(A) of the NASDAQ Stock Market (“Rule 5602(c)(2)(A)”) which requires the Company to maintain an Audit Committee composed of at least three independent directors.

The Board is actively seeking to recruit a director to fill the vacancies on the Board and the Audit Committee resulting from Mr. Alderson’s passing and expects to regain compliance with Rule 5605(c)(2)(A) before the end of the cure period for such non-compliance as provided for by the listing rules of the NASDAQ Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

November 28, 2016	By:	/s/ Laura Roberts
Laura Roberts
Vice President, General Counsel, Secretary and Compliance Officer